EXHIBIT 11

       1 OF 2

                 PEPSICO, INC. AND SUBSIDIARIES
 Computation of Net Income Per Share of Capital Stock - Primary
Years Ended December 31, 1994, December 25, 1993 and December 26, 1992
             (in millions except per share amounts)

                                                 1994      1993      1992
Shares outstanding at beginning
  of year                                       798.8     798.8     789.1

Weighted average of shares issued
  during the year for exercise of
  stock options, acquisitions,
  conversion of debentures and
  payment of compensation awards                  2.9       5.0       4.2

Shares repurchased (weighted)                    (8.2)     (7.5)     (0.8)

Dilutive shares contingently issuable
  upon exercise of stock options,
  conversion of debentures and payment
  of compensation awards, net of
  shares assumed to have been purchased for
  treasury (at the average price) with
  assumed proceeds from exercise of
  stock options and compensation
  awards                                         10.1      13.8      14.2
Total shares - primary                          803.6     810.1     806.7

Income before cumulative effect of
 accounting changes                          $1,784.0  $1,587.9  $1,301.7

Decrease in interest and amortiza-
  tion of debt expense relating
  to convertible debentures, net
  of income tax benefit                             -       0.1       0.1

Income before cumulative effect of
 accounting changes as adjusted               1,784.0   1,588.0   1,301.8

  Cumulative effect of accounting
   changes:
    Postemployment benefits                     (55.3)        -         -
    Pension assets                               23.3         -         -
    Postretirement benefits
     other than pensions                            -         -    (356.7)
    Income taxes                                    -         -    (570.7)
Net income as adjusted                       $1,752.0  $1,588.0  $  374.4

Income (charge) per share:
 Before cumulative effect of
  accounting changes                         $   2.22  $   1.96  $   1.61
   Cumulative effect of
    accounting changes:
     Postemployment benefits                    (0.07)        -         -
     Pension assets                              0.03         -         -
     Postretirement benefits
      other than pensions                           -         -     (0.44)
     Income taxes                                   -         -     (0.71)
Net income per share - primary               $   2.18  $   1.96  $   0.46


       2 OF 2

                 PEPSICO, INC. AND SUBSIDIARIES
  Computation of Net Income Per Share of Capital Stock - Fully Diluted Years Ended December 31, 1994, December 25, 1993 and December 26, 1992
             (in millions except per share amounts)

                                                 1994      1993      1992
Shares outstanding at beginning
  of year                                       798.8     798.8     789.1

Weighted average of shares issued
  during the year for exercise of
  stock options, acquisitions,
  conversion of debentures and
  payment of compensation awards                  6.0      12.3      10.7

Shares repurchased (weighted)                    (8.2)     (7.5)     (0.8)

Dilutive shares contingently issuable
  upon exercise of stock options,
  conversion of debentures and payment
  of compensation awards, net of
  shares assumed to have been purchased for
  treasury (at the higher of average or
  quarter-end price) with assumed
  proceeds from exercise of stock
  options and compensation awards                 9.5      13.9      14.2
Total shares - fully diluted                    806.1     817.5     813.2

Income before cumulative effect of
 accounting changes                          $1,784.0  $1,587.9  $1,301.7

Decrease in interest and amortiza-
  tion of debt expense relating
  to convertible debentures, net
  of income tax benefit                             -       0.1       0.1

Income before cumulative effect of
 accounting changes as adjusted               1,784.0   1,588.0   1,301.8

  Cumulative effect accounting
   changes:
    Postemployment benefits                     (55.3)        -         -
    Pension assets                               23.3         -         -
    Postretirement benefits
     other than pensions                            -         -    (356.7)
    Income taxes                                    -         -    (570.7)
Net income as adjusted                       $1,752.0  $1,588.0  $  374.4

Income (charge) per share:
 Before cumulative effect of
  accounting changes                         $   2.21  $   1.94  $   1.60
   Cumulative effect of accounting
    changes:
     Postemployment benefits                    (0.07)        -         -
     Pension assets                              0.03         -         -
     Postretirement benefits
      other than pensions                           -         -     (0.44)
     Income taxes                                   -         -     (0.70)
Net income per share -
 fully diluted                               $   2.17  $   1.94  $   0.46